UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

UNITED HOMES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 N Royal Tower Drive Irmo, South Carolina	29063
(Address of principal executive offices)	(Zip Code)

(844) 766-4663

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On July 17, 2023, the board of directors (the “Board”) of United Homes Group, Inc. (the “Company”) appointed John G. (Jack) Micenko, Jr., age 49, as President of the Company. Michael Nieri continues to serve as the Company’s Chief Execuitve Officer and Chairman. Mr. Micenko has more than 20 years of experience in the residential real estate and mortgage finance industry, most recently as Managing Director at BTIG LLC (“BTIG”), where he had led the firm’s Housing Ecosystem investment banking practice since 2021, identifying opportunities for corporate clients across all aspects of the residential housing industry. Before his tenure at BTIG, Mr. Micenko was Senior Equity Analyst and Deputy Director of Research for Susquehanna International Group, LLP from 2004 to 2021. Mr. Micenko served as Vice President at Lehman Brothers Holdings Inc. from 2000 to 2004 and as Vice President at Friedman Billings Ramsey Group, a real estate investment trust, from 1996 to 2000. Mr. Micenko holds a Bachelor of Finance from John Carroll University. With his extensive background in residential housing finance, capital markets and mergers and acquisitions, Mr. Micenko will be a valuable addition to the Company’s senior management team.

Mr. Micenko has no familial relationships with any executive officer or director of the Company and there are no arrangements or understandings between Mr. Micenko and any other persons pursuant to which Mr. Micenko was selected as President. In connection with the Company’s business combination with DiamondHead Holdings Corp. (the “Business Combination”), the Company paid Mr. Micenko’s former employer, BTIG, $10.92 million for investment banking services. Other than his employment and the Business Combination, there have been no transactions in which the Company has participated and in which Mr. Micenko had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment as President, the Company entered into an employment agreement with Mr. Micenko (the “Employment Agreement”) on July 17, 2023. The Employment Agreement provides for at-will employment that may be terminated by the Company with or without cause or in the event of the executive’s disability, and by the executive with or without good reason, or in the event of the executive’s death. In the event the Employment Agreement is terminated by the Company without cause or by the executive for good reason, subject to the executive’s execution of a release of claims, the executive will be entitled to: (i) a Base Severance Benefit of 12 months of base salary, and an Incentive Severance Benefit (each as defined in the Employment Agreement), in addition to other obligations and benefits accrued at the time of such termination; (ii) any fully vested equity awards previously granted to the executive, if not then already delivered or paid, shall be delivered or paid to the executive; (iii) any unvested equity awards held by the executive (not based on performance) will become fully vested and delivered or paid to the executive; (iv) any performance-based equity awards will become vested at target levels, or, if actual performance as of the date of termination exceeds target levels, at the level of actual performance achieved, prorated to reflect any shortened performance period; and (v) if such termination occurs within 12 months preceding a change of control or execution of an agreement that would result in a change of control, or within 24 months following a change in control, the executive shall be entitled to two times the Severance Benefit and Incentive Severance Benefit, in addition to the vesting of the executive’s equity awards as described in (ii)-(iv). Possible annual performance bonuses and equity grants under the Company’s equity incentive plan are to be determined by the Company’s Compensation Committee. In connection with his appointment, Mr. Micenko received an initial award of an option to purchase up to 314,019 Class A Common Shares of the Company, which award will vest and become exercisable in four substantially equal installments on each of the first four anniversaries of the initial award grant date, subject to Mr. Micenko’s continued employment with the Company through each such vesting date.

The Company also entered into its standard form of indemnification agreement with Mr. Micenko on July 17, 2023 (the “Indemnification Agreement”) in connection with his appointment. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-271515), as originally filed with the Securities and Exchange Commission on April 28, 2023.

The foregoing descriptions of the Employment Agreement and Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the form indemnification agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 17, 2023, the Company issued a press release announcing the appointment of Mr. Micenko as the Company’s President. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.

Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, management of the Company and involve uncertainties that could significantly affect the Company’s financial results. Such statements include, but are not limited to, statements about the Company’s future performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K and are not intended to be a guarantee of the Company’s performance in future periods. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement, dated July 17, 2023, by and between the Company and John G. Micenko Jr.
10.2	Form of Indemnification Agreement by and between the Company and certain of its officers and directors (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed on April 28, 2023)
99.1	Press Release, dated July 17, 2023 (furnished only)
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2023

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer